UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2009 (April 24, 2009)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of the Seneca Gaming Corporation today announced the termination of its President and CEO, Brian Hansberry, effective immediately.  The Board’s action terminated Mr. Hansberry’s employment under his agreement dated April 12, 2007.  The agreement would have expired as of September 30, 2009.  Under the terms of his employment agreement, Mr. Hansberry is entitled to continued payment of his base compensation (as defined in the employment agreement) through September 30, 2009.  Following the termination of Mr. Hansberry, the Board authorized Catherine Walker, the Corporation’s current Chief Operating Officer, to serve and function as President and CEO on an interim basis.  Ms. Walker has been serving as the Corporation’s Chief Operating Officer since April 25, 2008.

A copy of the press release announcing the termination of Mr. Hansberry is attached to this Current Report as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: April 24, 2009		/s/ Rajat Shah
	Name:	Rajat Shah
	Title:	Senior Vice President of Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.

99.1*	Press release.

*  Filed herewith